Third Quarter 2017 Earnings Conference Call Consolidated ($ in millions) Exhibit 99.2

($ in millions) By Segment Third Quarter 2017 Earnings Conference Call

Funded Debt to Adjusted EBITDA ratio down 5.0 turns since 2011 Note: Funded debt balances based on par value Leverage Ratio Third Quarter 2017 Earnings Conference Call

Credit Facility Covenants (a) As amended in July 2017 3.52x LTM as of 3Q 2017 Third Quarter 2017 Earnings Conference Call

Third Quarter 2017 Year-Over-Year Revenue Per Shipment and Revenue Per CWT +2.4% +3.2% +0.3% Third Quarter 2017 Earnings Conference Call +2.8%

Third Quarter 2017 Year-Over-Year Volume +0.3% +0.7% +4.0% +1.1% Third Quarter 2017 Earnings Conference Call

Consolidated Adjusted EBITDA ($ in millions) -$4.1M Third Quarter 2017 Earnings Conference Call

Segment Adjusted EBITDA ($ in millions) -$2.7M -$1.5M ($ in millions) Third Quarter 2017 Earnings Conference Call

(a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA EBITDA Reconciliation - Consolidated ($ in millions) Third Quarter 2017 Earnings Conference Call

EBITDA Reconciliation - Segment Third Quarter 2017 Earnings Conference Call (a) As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA ($ in millions)